Exhibit 10.12

LEASE AGREEMENT

THIS LEASE AGREEMENT (this “Lease”) is made as of the 1st day of April, 2012, between AMBAR FALCON PROPERTY LP, a Pennsylvania limited partnership (“Landlord”) and THAR PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”).

LEASE OF PREMISES

In consideration of the mutual covenants herein, Landlord hereby leases to Tenant and Tenant hereby hires from Landlord, subject to all of the terms and conditions hereinafter set forth, those certain premises (hereinafter called the “Premises”) set forth in Item 1 of the Basic Lease Provisions and depicted on Exhibit “A” hereto, in that certain building known and designated as 150 Gamma Drive, O’Hara Township, Allegheny County, Pennsylvania as Lot and Block No. 227-D-250.

BASIC LEASE PROVISIONS

The following provisions set forth various basic terms of this Lease and are sometimes referred to as the “Basic Lease Provisions”.

1.	Building Address: 150 Gamma Drive
O’Hara	Township, Pennsylvania

2.	Rentable Area of Premises: Approximately 500 square feet

3.	[Intentionally Omitted]

4.	Monthly Rent: See Section 15.19(D)

5.	Term: 60 months from the Commencement Date

6.	Commencement Date: April 1, 2012

7.	Expiration Date: As provided in Section 1.01

8.	Renewal Term: None

9.	Right of First Refusal: None

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10.	Right of First Offer: None

11.	Security Deposit: None

12.	Early Termination Option: None

13.	Broker(s): None

14.	Permitted Use: General office use

15.	Addresses for notices due under this Lease:

To Landlord: Ambar Falcon Property 150 Gamma Drive Pittsburgh, PA 15238 Attention: Legal Telephone: (412) 435-0200	With a copy to: Patricia E. Farrell, Esquire Meyer, Unkovic & Scott LLP 1300 Oliver Building Pittsburgh, PA 15222 Telephone: (412) 456-2831
To Tenant: To the Premises: Thar Pharmaceuticals, Inc. 150 Gamma Drive Pittsburgh, PA 15328 Telephone: (412) 782-5801

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ARTICLE 1

TERM AND POSSESSION

Section 1.01. Commencement and Expiration. The Initial Term of this Lease shall be the period of time specified in Item 5 of the Basic Lease Provisions, adjusted as provided below. The Initial Term shall commence on the Commencement Date shown in Item 6 of the Basic Lease Provisions or on such other date as may be provided for herein. The Term of this Lease shall expire, without notice to Tenant, on the Expiration Date shown in Item 7 of the Basic Lease Provision or as sooner terminated pursuant to Section 15 hereof or as otherwise provided hereunder. If the Lease commences on any day other than the first day of a calendar month, the term of the Lease shall be extended by that part of one month necessary to cause the expiration of the term to be on the last day of a calendar month.

Section 1.02. Tenant’s Acceptance. Tenant takes and accepts the Premise in “AS IS” condition.

Section 1.03. Surrender of the Premises. Upon the expiration or earlier termination of this Lease, or upon the exercise by Landlord of its right to re-enter the Premises without terminating this Lease, Tenant shall immediately surrender to Landlord the Premises in broom-clean condition, ordinary wear and tear and insurable casualty accepted, all keys or key cards or codes to the Premises and the Building.

Section 1.04. Holding Over. In the event Tenant or any party claiming under Tenant retains possession of the Premises after the expiration or earlier termination of this Lease, such possession shall be an unlawful detainer and no tenancy or interest shall result from such possession; such parties shall be subject to immediate eviction and removal; and Tenant or any such party shall pay Landlord as rent for the period of such hold-over an amount equal to 150% of the Monthly Rent payable in each instance for the last month of the Term. Tenant shall also pay any and all damages sustained by Landlord as a result of such hold-over. Tenant will vacate the Premises and deliver same to Landlord immediately upon Tenant’s receipt of notice from Landlord to so vacate. The rent during such hold-over period shall be payable to Landlord on demand. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease.

ARTICLE 2

RENT

Section 2.01. Rent. Tenant agrees to pay as Monthly Rent for the Premises the sum per square foot shown in Item 4 of the Basic Lease Provisions. The Monthly Rent shall be payable in equal monthly installments in advance, without demand, deduction or set-off except as may be provided for herein, commencing on the Commencement Date and continuing on the first day of each calendar month thereafter. If the term of this Lease commences on a day other than the first day of a calendar month, the rent for such partial month shall be prorated in the proportion that the number of days this Lease is in effect during such partial month bears to the number of days in that calendar month.

Section 2.02. Real Estate Tax and Operating Expense Pass Through. [Intentionally Omitted]

Section 2.03. Rent; Late Payment Fee. The Rent and all other sums required to be paid by Tenant hereunder are sometimes collectively referred to as, and shall constitute, “Rent”.

Commencing on the Commencement Date, Tenant agrees to pay Rent in advance, when due, without prior demand therefore and without deduction or setoff except as may be provided for herein, to 730 William Pitt Way, Pittsburgh, Pennsylvania 15238, or at such other place as Landlord may designate from time to time. Tenant hereby covenants and agrees to pay Rent herein reserved as and when due, together with all other sums of money, charges or other amounts required to be paid by Tenant to Landlord or to another person under this Lease, all of which shall be in addition to Rent and shall be referred to as “Additional Rent” for purposes herein. Nonpayment of Additional Rent when due shall constitute a default (after any applicable notice and failure by Tenant to cure during the applicable cure period) under this Lease to the same extent, and shall entitle Landlord to the same remedies, as nonpayment of Rent.

In the event that any payment required by Tenant under the provisions hereof shall not be paid within five (5) days of receipt of written notice from Landlord, Landlord may immediately recover from Tenant, as Additional Rent, any expenditures made in connection therewith, plus that per annum rate of interest which shall be two (2%) percent greater than the prime rate of PNC Bank or any successor rate thereto (“Default Rate”) (which shall be the interest rate announced by PNC from time to time as its “Prime Rate”) from the date of any such expenditure.

ARTICLE 3

SECURITY DEPOSIT

Tenant has deposited or will deposit with Landlord the sum of one (1) month’s rent, to be held by Landlord as security for the payment of any rentals and other sums of money payable by Tenant under this Lease, and for the faithful performance of all other covenants and agreements of Tenant hereunder (“Security Deposit”). Such Security Deposit shall be repaid to Tenant after the termination of this Lease and any renewal thereof, provided Tenant shall have made all payments and performed all covenants and agreements under the Lease. Upon any default by Tenant hereunder, all or part of said deposit may, at Landlord’s sole option, be applied on account of such default, and thereafter Tenant shall promptly restore the resulting deficiency in said deposit to be held in escrow or in trust and said deposit shall be deemed to be the property of Landlord. Nothing contained herein shall be construed as limiting Tenant’s obligations under the Lease to the Security Deposit, such amount representing a security only and not in the nature of liquidated damages. Tenant acknowledges that Landlord shall not be required to segregate Tenant’ s Security Deposit from Landlord’s other funds nor shall Landlord be required to earn or pay interest on such Security Deposit.

ARTICLE 4

OCCUPANCY AND USE

Section 4.01. Use of Premises. The Premises shall be used solely for the purpose specified in Item 14 of the Basic Lease Provisions and uses reasonably ancillary thereto. Tenant will not use, occupy or permit the use or occupancy of the Premises for any purpose which is, directly or indirectly, forbidden by law, ordinance or governmental or municipal regulation or order, or which may be dangerous to life, limb or property; or permit the maintenance of any public or private nuisance; or do or permit any other thing which may disturb the quiet enjoyment or damage the Premises of any other tenant of the Building; or permit anything to be done which would increase the fire and extended coverage insurance rate on the Building or contents, and if there is any increase in such rate by reason of acts of Tenant, then Tenant agrees to pay such increase promptly upon demand therefore by Landlord. Payment by Tenant of any such rate increase shall not constitute a waiver of Tenant’s duty to comply with the provisions hereof. Tenant acknowledges that it is aware that another tenant of the Building utilizes a portion of the Building for processing food-related items which use may cause intermittent food odors and processing noise.

Section 4.02. Rules and Regulations. Such reasonable rules and regulations applying to all tenants in the Building as may be adopted by Landlord for the safety, care and cleanliness of, and preservation of good order in, the Premises and the Building, are hereby made a part hereof and Tenant agrees to comply with all such rules and regulations. Landlord shall have the right at all times to change such rules and regulations or to amend them in any reasonable manner. Landlord covenants and agrees to give Tenant reasonable advance written notice of any such changes, amendments or modifications to the rules and regulations affecting the Building and further covenants and agrees that all rules and regulations will be enacted will not materially impair Tenant’s access to or use of the Premises. All changes and amendments will be sent by Landlord to Tenant in writing and shall be thereafter carried out and observed by Tenant. Landlord’s current rules and regulations are attached hereto as Exhibit “B”.

Section 4.03. Compliance With Laws. Landlord and Tenant, at each party’s own cost and expense, shall comply in all material respects, with all laws, ordinances, orders, rules, regulations and requirements applicable to such party of all federal, state and municipal governments and appropriate departments, omissions and boards thereof. Each party hereto shall, at its expense, have the right to contest the validity of the same by appropriate legal proceedings. If the terms of such law, ordinance, rule, regulation or requirement permit compliance to be legally held in abeyance without incurrence of any lien, charge or liability of any kind against the Premises and improvements or the interest of the Landlord therein and without subjecting Landlord or Tenant to liability for failure to comply therewith during such period of abeyance, Tenant may postpone compliance therewith until the final determination of any such proceeding, provided that all such proceedings shall be prosecuted with diligence. Notwithstanding anything herein contained to the contrary, Tenant shall not be required or obligated to make improvements to the Premises to comply with applicable laws and regulations unless same are required solely as a result of Tenant’s Use.

Section 4.04. Signs. Tenant shall have the right upon obtaining Landlord’s prior consent (which consent shall not be unreasonably withheld) to utilize its standard graphics, directional and suite signage within the Premises and to utilize its standard logo on the Premises entry door. Tenant is specifically prohibited from placing signage on the exterior windows of the Premises.

Section 4.05. Access. Tenant shall have twenty-four (24) hours per day, seven (7) days per week, fifty-two weeks per year access to the Building and the Premises. Landlord or its authorized agents shall at any and all reasonable times upon prior notice have the right to enter the Premises to inspect the same, to supply any service to be provided by Landlord to Tenant hereunder, to repair the Premises or any other portion of the Building, and, with reasonable notice (unless Tenant has delivered notice of its exercise of its Renewal Option), to show the premises to prospective purchasers or, within the last twelve (12) months of the Term, to show the Premises to tenants, all without being deemed guilty of an eviction of Tenant and without abatement of Rent. Except for claims arising as a result of Landlord’s negligence or willful misconduct, Tenant hereby waives any claim for damages against Landlord for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. For each of the aforesaid purposes, Landlord shall at all times retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Tenant’s vaults, and safes. Landlord shall have the right to use any and all means which Landlord may deem proper to open any door(s) in an emergency without liability therefore.

Section 4.06. Quiet Possession. Upon Tenant’s paying the Rent reserved hereunder and observing and performing all of the covenants, conditions and provisions on Tenant’s part to be observed and performed hereunder, Tenant shall have the quiet possession of the Premises for the entire Term hereof, subject to all of the provisions of this Lease.

ARTICLE 5

UTILITIES AND SERVICES

Section 5.01. Utilities. Landlord agrees to deliver the Premises on the Commencement Date with utility service for electric, gas water and sewer. From and after the Commencement Date, Tenant shall be solely responsible for contracting directly with and timely paying all costs of telephone, cable and internet service to the Premises. Tenant acknowledges that the warehouse portion of the Premises is not cooled.

Section 5.02. No Liability for Interruption. Except as a result of Landlord’s negligence or willful misconduct, Landlord shall not be liable for, and Tenant shall not be entitled to any abatement or reduction of Rent by reason of ability to obtain or maintain any of the foregoing utility services, irrespective of the cause of such interruption.

ARTICLE 6

REPAIRS, MAINTENANCE, ALTERATIONS AND IMPROVEMENTS

Section 6.01. Repairs and Maintenance of the Premises. Landlord shall not be required to make repairs of any kind or character to Tenant Improvements made within the Premises during the Term of this Lease, unless such repairs are required as a result of damage to the Premises by the Landlord, its agents, employees, invitees or visitors, or as a result of latent defects.

Tenant further agrees to maintain and keep the interior of the Premises in good repair and condition at Tenant’s sole expense except as otherwise provided herein. Tenant agrees not to commit or allow any waste or damage to be committed in any portion of the Premises. Should Tenant fail to perform such obligations, following written notice and Tenant’s failure to cure within 30 days following such notice, Landlord may cause the same to be done for Tenant and charge the cost thereof to Tenant as Additional Rent hereunder.

Except as a result of Landlord’s negligence or willful misconduct, Landlord shall not be liable to Tenant for losses due to theft or burglary or for damages arising out of or resulting from unauthorized persons on the Premises.

Section 6.02. Repairs and Maintenance by Landlord. Landlord shall maintain in good condition and repair the common areas of the Building; its service facilities; its exterior walls, the parking facilities, windows and roof; its life safety systems; and those portions of its structural, electrical and mechanical components that are not entirely within or part of the Premises, within a reasonable period of time. Any damage to such areas, facilities, systems, and components or to the premises of other Tenants in the Building which damage shall have been caused by the Tenant, its agents, employees, licensees, or invitees, shall be repaired by Landlord at Tenant’s expense and Tenant shall pay Landlord’s reasonable cost therefore to Landlord promptly upon demand, unless such damage is covered by insurance required to be maintained by Landlord in accordance with Section 7.04 below. Notwithstanding the foregoing, Tenant acknowledges that Landlord will be under taking significant construction work on the Building of which the Premises is a part. As a result of said improvements, Tenant acknowledges that parking and access to the Building will be modified as necessary to accommodate such construction work.

Section 6.03. Improvements and Alterations.

A.	So long as Tenant’s use of or access to the Premises is not materially impaired, Landlord shall have the right at any time to change the arrangement, location and/or size of entrances or passageways, doors and doorways or other public parts of the Building and, upon giving Tenant reasonable notice thereof, to change the name, number address or designation by which the Building is commonly known.

B.	Tenant may not, without Landlord’s prior consent, make any alterations, additions or improvements to the Premises.

ARTICLE 7

INSURANCE, FIRE AND CASUALTY

Section 7.01. Damage or Destruction. In the event of a fire or other casualty in the Premises, Tenant shall immediately give Landlord notice thereof. Except as provided to the contrary in Section 7.02 below, Landlord and Tenant agree that if the Premises are partially or totally destroyed by fire or other casualty covered by the fire and extended coverage insurance to be carried by Landlord under the terms of this Lease, then the Landlord may, at its option, repair and restore the Premises, or Landlord may terminate this Lease without liability to Tenant. In the event that Landlord does not elect to terminate this Lease as a result of such damage or destruction, then Landlord, at its expense, shall repair and restore the Premises as soon as reasonably practicable to substantially the same condition as the Premises were immediately prior to the fire or casualty.

Notwithstanding any of the foregoing provisions to the contrary, in the event the Premises or the Building are destroyed or damaged to the extent that repairs to be made by Landlord in order to restore the Premises or the Building to their original character and condition, as estimated by a responsible contractor selected by Landlord, cannot be substantially completed within one hundred eighty (180) days from the date of the casualty, Landlord shall forthwith give Tenant written notice of such estimate, and Tenant shall have the right to terminate this Lease without liability to Landlord within thirty (30) days after Tenant’s receipt of said notice from Landlord.

In the event the Premises are totally destroyed or so damaged by fire or other casualty that the Premises cannot reasonably be used by Tenant for the purposes herein provided Tenant shall have the right to terminate this Lease without liability to Landlord within thirty (30) days after such fire or casualty.

In the event the Premises are totally destroyed or so damaged by fire or other casualty covered by the fire and extended coverage insurance to be carried by Landlord under the terms of this Lease that the Premises cannot reasonably be used by Tenant for the purposes herein provided and this Lease is not terminated as above set forth, then there shall be a total abatement of Rent from the date of casualty until substantial completion of the repair and restoration work to be performed by Landlord and Landlord has received a certificate of occupancy (with Tenant’s cooperation in completing the required application) and all other required governmental approvals; and this Lease shall continue in full force and effect for the balance of the Term. In the event the Premises are partially destroyed or damaged by fire or other casualty so that the Premises can be used only partially by Tenant for the purposes herein provided and this Lease is not terminated as above set forth, then Rent shall be abated in the proportion which the approximate area of the damaged part bears to the total area in the Premises from the date of the casualty until substantial completion of the repair and restoration work to be performed by Landlord; and this Lease shall continue in full force and effect for the balance of the Term.

Section 7.02. Tenant’s Responsibilities.

A.	Tenant covenants that Landlord shall not be liable for any damage or liability of any kind or for any injury to or death of persons or damage to property of Tenant or any other person during the Term, including consequential loss or damage, from any cause whatsoever by reason of the construction, use, occupancy or enjoyment of the Premises by Tenant or any other person therein or holding under Tenant, or by or through the acts or omissions of other tenants of the Building.

B.	Except as a result of Landlord’s negligence or willful misconduct, Tenant hereby agrees, as part of the material consideration for this Lease, to indemnify, defend and save Landlord harmless from all claims, action, demands, costs and expenses and liability whatsoever, including reasonable attorney’s fees, on account of any such real or claimed damage or liability, and from all liens, claims and demands occurring in, on or at the Premises, or arising out of the use, occupancy or enjoyment of the Premises and its facilities, or any repairs or alterations which Tenant may make upon the Premises.

Section 7.03. Tenant’s Insurance. Tenant covenants and agrees that from and after the date of delivery of the Premises from Landlord to Tenant, Tenant will carry and maintain, at its sole cost and expense, with responsible insurance carriers licensed to do business in the Commonwealth of Pennsylvania, the following types of insurance, in the amounts specified and in the form hereinafter provided, naming the Landlord as an additional insured, as follows:

A.	Public Liability and Property Damage. General Public Liability Insurance covering the Premises and Tenant’s use thereof against claims for personal injury or death and property damage occurring upon, in or about the Premises, such insurance to insure both Landlord and Tenant and to afford protection to the limit of not less than $2,000,000 in respect of injury or death to any number of persons arising out of any one occurrence. This insurance coverage shall extend to any liability of Tenant arising out of the indemnities provided for in Section 7.02.

B.	Tenant Improvements and Property. Fire insurance and extended coverage, vandalism, and malicious mischief endorsements covering its real and personal property in, on or upon the Premises.

All insurance policies maintained by Tenant pursuant to the requirements hereof shall provide that no cancellations thereof shall be effective until at least thirty (30) days after receipt by Landlord of written notice thereof.

Tenant agrees to provide Landlord, upon written request from Landlord, on or prior to the Commencement Date, with certificates of such insurance and to permit Landlord at all reasonable times to inspect the policies of insurance required herein.

Except in the event of Landlord’s negligence or willful misconduct, Landlord shall not be liable to Tenant for any losses or damages suffered as a result of business interruption. Tenant undertakes this risk in all cases and shall be solely responsible, at its own cost, for providing its own business interruption insurance in amounts to the extent it deems necessary or desirable.

Section 7.04. Landlord’s Insurance. Landlord shall at all times during the Term maintain in effect a policy or policies of insurance covering the Building (excluding property required to be insured by Tenant) in such amounts as Landlord may from time to time determine (but not less than 100% of the construction cost of the Building), providing protection against perils included within the standard form of fire and extended coverage insurance policy, together with insurance against sprinkler damage, vandalism and malicious mischief, and such other risks as Landlord may from time to time determine and with any such deductibles as Landlord may from time to time determine. With respect to coverage amounts, risks covered, and applicable deductibles, Landlord’s insurance to be provided pursuant hereto shall be generally comparable to the insurance coverages provided by other reputable owners and operators of first-class office buildings in the Pittsburgh area.

Any insurance provided for in this Section 7.04 may be affected by a policy or policies of blanket insurance, covering additional items or locations or assureds, provided that the requirements of this Section are otherwise satisfied. Tenant shall have no rights in any policy or policies maintained by Landlord and shall not, by reason of payment by Tenant, as part of the Building Operating Expenses, of its pro rata share of the Landlord’s premium for the insurance, be entitled to be named insured thereunder.

Additionally, Landlord shall at all times during the Term maintain in effect General Public Liability Insurance covering the Building against claims for personal injury or death and property damage occurring upon, in or about the Building, such insurance to insure Landlord only and to afford protection to the limit of not less than $2,000,000.00 in respect of injury or death to any number of persons arising out of any one occurrence, and such insurance against property damage to afford protection to the limit of not less than $1,000,000.00 in respect of any interest of property damage.

ARTICLE 8

CONDEMNATION

In the event of a Major Condemnation to the Building or the land of which it is a part, or any portion thereof, then the term of this Lease shall forthwith cease and terminate, and the Landlord shall receive the entire award for the land and Buildings; Tenant hereby expressly assigning to Landlord any and all right, title and interest of Tenant now or hereafter arising in and to any such award. Nothing contained herein shall be construed to preclude the Tenant from prosecuting any claim directly against the condemning authority in such condemnation proceedings for loss of business, or depreciation to, damage to, or cost of removal of, or for the value of stock, trade fixtures, furniture, and other personal property belonging to the Tenant or Leasehold Improvements made at the expense of the Tenant; provided, however, that no such claim shall diminish or otherwise adversely affect the Landlord’s award or the award of any mortgagee. For purposes of this Article 8, a Major Condemnation shall mean the permanent or material taking by condemnation such that Tenant shall reasonably determine that there will be a material adverse effect on Tenant’s ability to use the Leased Premises for uses permitted by this Lease.

ARTICLE 9

LIENS

Tenant shall keep the Premises free from any liens arising out of any work performed, materials furnished, or obligations incurred by or for Tenant. In addition, Tenant shall provide to Landlord, promptly after the completion of any work performed or materials provided to the Premises by or for Tenant, an original release of liens in recordable form signed and acknowledged for each labor and material man performing work or providing materials to the Premises. Notwithstanding the foregoing, in the event that Tenant shall not, within thirty (30) days following the imposition of any lien, cause the same to be released of record by payment or posting of proper bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause the same to be released by such means as it shall deem proper, including payment of or defense against the claim giving rise to such lien. All sums paid by Landlord and all reasonable expenses incurred by it in connection therewith shall create automatically an obligation of Tenant to pay, on demand, an equivalent amount together with interest at 12% per annum as Additional Rent. No work which Landlord permits Tenant to perform in the Premises shall be deemed to be for the immediate use and benefit of Landlord so that no mechanics or other lien shall be allowed against the estate of Landlord by reason of its consent to such work.

ARTICLE 10

TAXES ON TENANT’S PROPERTY

Tenant shall be liable for and shall pay, prior to their becoming delinquent, any and all taxes and assessments levied against any personal property or trade or other fixtures placed by Tenant in or about the Premises.

ARTICLE 11

ASSIGNMENTS AND SUBLETTING

Section 11.01.

A.	Tenant shall not, without the prior written consent of Landlord, which consent may be withheld or delayed in its absolute discretion, assign or hypothecate this Lease or any interest herein or sublet the Premises or any part thereof. Any of the foregoing without such consent shall be void and shall, at the option of Landlord, terminate this Lease. The transfer, sale or assignment of a controlling interest in Tenant shall constitute an assignment of this Lease pursuant to this Article 11.

B.	Regardless of Landlord’s consent, no assignment shall release Tenant of Tenant’s obligation or alter the primary liability of Tenant to pay the Rent and to perform all other obligations to be performed by Tenant hereunder. The acceptance of Rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent to one assignment shall not be deemed consent to any subsequent assignment. In the event of default by any assignee of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without necessity of exhausting remedies against such assignee or successor. Landlord may consent to subsequent assignment of this Lease or amendments or modifications to this Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto and such action shall not relieve Tenant of liability under this Lease.

ARTICLE 12

TRANSFERS BY LANDLORD; SUBORDINATION

Section 12.01. Sale of the Building. In the event of a sale or conveyance by Landlord of its interest in the Building, the same shall operate to release Landlord from any and all liability under this Lease arising after the date of such sale provided that Landlord is not then in default under this Lease. Tenant’s right to quiet possession of the Premises shall not be disturbed so long as Tenant shall pay the Rent and observe and perform all of the provisions of this Lease to be observed and performed by Tenant, unless this Lease is terminated pursuant to specific provisions relating thereto or contained herein.

Section 12.02. Subordination and Non-Disturbance. Tenant and Landlord agree and acknowledge that this Lease is subordinate to the lien of any loan or mortgage now existing or to be placed upon Landlord’s interest in the Premises and/or the Building. Upon Landlord’s reasonable request, Tenant shall enter into a subordination, non-disturbance and attornment agreement (“SNDA”) reasonably acceptable to Landlord and Landlord’s Lender acknowledging same and acknowledge that, so long as Tenant is not in default hereunder, notwithstanding the subordination of this Lease to the interests of others, the tenancy of Tenant and its rights under this Lease shall not be disturbed so long as Tenant shall attorn to such lien holder.

ARTICLE 13

DEFAULT

Section 13.01. Defaults by Tenant. The occurrence of any of the following shall constitute a material default and breach of this Lease by Tenant:

A. Any failure by Tenant to pay Rent or to make any other payment required to be made by Tenant hereunder for a period of ten (10) days after receipt by Tenant of written notice from Landlord of any such failure to make timely payment;

B. Any failure by Tenant to observe and perform any other material provision of this Lease to be observed or performed by Tenant, where such failure continues for thirty (30) days after written notice to Tenant; provided, however, that in the case of a default which cannot with due diligence be cured within a period of thirty (30) days, Tenant shall be deemed to have complied with such notice and thereafter diligently proceeds to comply with such notice; or

C. Tenant is declared insolvent according to any law; or assignment of Tenant’s property is made for the benefit of creditors; or a receiver or trustee is appointed for Tenant or its property; or the interest of Tenant under this Lease is levied on or under execution or other legal process; or any petition is filed by or against Tenant to declare Tenant bankrupt or to delay, reduce or modify Tenant’s debts or obligations; or any petition is filed or other action taken to reorganize or modify Tenant’s capital structure if Tenant be a corporation or other entity (provided that no such levy, execution, legal process or petition filed against Tenant shall constitute a breach of this Lease if Tenant shall vigorously contest the same by appropriate proceedings and shall remove or vacate the same within thirty (30) days from the date of its creation, service or filing).

D. The abandonment or vacation of the Premises by Tenant, which shall mean that Tenant is absent from the Premises for thirty (30) consecutive days or the failure of Tenant to occupy the Premises within thirty (30) days after Landlord notifies Tenant that the Premises are ready for occupancy combined with Tenant’s failure to pay all Rent due.

Section 13.02. Remedies of Landlord. In the event of any such material default not cured by Tenant, Landlord, at its option, may have one or more of the following remedies, in addition to all other rights and remedies provided at law or in equity:

A. to accelerate the Rent for the remainder of the Term of the Lease and any other payments required under the Lease at the present value, all of which shall become immediately due and payable without demand, offset or deduction;

B. to terminate the Lease immediately upon written notice to Tenant, whereupon Tenant shall, upon receipt of such notice, vacate the Premises and return possession thereof to Landlord in the condition required by the other provisions of the Lease;

C. to terminate Tenant’s right of possession, reenter and repossess the Premises by detainer suit, summary proceedings or other lawful means, without terminating this Lease, in which event, Landlord may: (i) enter and secure the Premises, change the locks, install barricades, remove any improvements, fixtures or other property of Tenant therein, perform any decorating, remodeling, repairs, alterations, improvements or additions and take such other actions as Landlord shall determine in Landlord’s sole discretion to prevent damage or deterioration to the Premises or prepare the same for reletting, and (ii) relet all or any portion of the Premises (separately or as part of a larger space), for any rent, use or period of time (which may extend beyond the Term hereof), and upon any other terms as Landlord shall determine in Landlord’s sole discretion, directly or as Tenant’s agent (if permitted or required by applicable law).

D. Landlord shall use commercially reasonable efforts to mitigate any of its damages hereunder. If any Law shall validly limit the amount of any damages provided for herein to an amount which is less than the amount agreed to herein, Landlord shall be entitled to the maximum amount available under such Law.

E. Landlord shall use commercially reasonable efforts to relet the Premises or any part or parts thereof, either in the name of the Landlord or otherwise, for a term which may, at Landlord’s option, be less than equal to the period which would have otherwise constituted the balance of the Term and may grant such other rental or leasing concession, including, but not limited to, periods of reduced free rent, as Landlord deems appropriate and/or make such alterations, repairs, replacements and/or decorations in the Premises that Landlord may deem advisable or necessary for the purpose of reletting;

F. to claim such other damages as it may suffer by reason of Tenant’s uncured default hereunder, including all costs of reletting the Premises, brokerage commissions, advertising costs, attorneys fees, and any economic incentives given to enter leases with replacement tenants;

G. Landlord may cure, at any time, without notice except as otherwise herein provided, any default by Tenant under this Lease; and whenever Landlord so elects, all costs and expenses incurred by Landlord in curing a default, including, without limitation, reasonable attorneys’ fees, together with interest on the amount of costs and expenses so incurred at the Prime Rate of PNC Bank, shall be paid by Tenant to Landlord on demand, and shall be recoverable as Rent.

H. Landlord shall at all times have the right without prior demand or notice except as required by applicable Law to: (i) seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease or restrain or enjoin a violation of any provision hereof, and Tenant hereby waives any right to require that Landlord post a bond or other security in connection therewith, and (ii) institute legal action for and collect any unpaid Rent which has accrued.

Landlord may, at Landlord’s discretion, elect to pursue any or all of the foregoing remedies, as well as any other remedies that may be available to it at law or in equity by reason of Tenant’s default under the Lease without, however, foreclosing Landlord from the right to pursue any other right or remedy. Each and every remedy, whether specified in the Lease of generally available to Landlord at law or in equity, shall be deemed cumulative and not exclusive of any other.

I. MONEY JUDGMENT: FOR VALUE RECEIVED AND UPON THE OCCURRENCE OF AN EVENT OF DEFAULT HEREUNDER, TENANT DOES HEREBY EMPOWER ANY ATTORNEY OF ANY COURT OF RECORD WITHIN THE UNITED STATES OR ELSEWHERE, TO APPEAR FOR TENANT AND WITH OR WITHOUT COMPLAINT FILED, CONFESS JUDGMENT AGAINST TENANT AND IN FAVOR OF LANDLORD, ITS SUCCESSORS OR ASSIGNS, FOR THE SUM DUE BY REASON OF SAID DEFAULT IN THE PAYMENT OF MINIMUM RENT AND ANY OTHER CHARGES, AND FOR THE SUM DUE BY REASON OF ANY BREACH OF COVENANT OR CONDITION BROKEN BY TENANT, WITH COSTS OF SUIT AND REASONABLE ATTORNEY’S FEES FOR COLLECTION, AND FORTHWITH ISSUE WRIT OR WRITS OF EXECUTION THEREON WITH RELEASE OF ALL ERRORS WITHOUT STAY OF EXECUTION.

J. JUDGMENT IN EJECTMENT: FOR VALUE RECEIVED AND UPON THE OCCURRENCE OF AN EVENT OF DEFAULT HEREUNDER, OR UPON TERMINATION OF THE TERM OF THIS LEASE AND THE FAILURE OF TENANT TO DELIVER POSSESSION TO LANDLORD, TENANT FURTHER, AT THE OPTION OF LANDLORD, AUTHORIZES AND EMPOWERS ANY SUCH ATTORNEY, EITHER IN ADDITION TO OR WITHOUT SUCH JUDGMENT FOR THE AMOUNT DUE ACCORDING TO THE TERMS OF THIS LEASE, TO APPEAR FOR TENANT ANY OTHER PERSON CLAIMING UNDER, BY OR THROUGH TENANT, AND CONFESS JUDGMENT FORTHWITH AGAINST TENANT AND SUCH OTHER PERSONS AND IN FAVOR OF LANDLORD IN AN AMICABLE ACTION OF EJECTMENT FOR THE PREMISES, WITH RELEASE OF ALL ERRORS. LANDLORD MAY FORTHWITH ISSUE A WRIT OR WRITS OF EXECUTION FOR THE AMOUNT OF ANY JUDGMENT AND COSTS, WITHOUT LEAVE OF COURT, AND LANDLORD MAY, BY LEGAL PROCESS, WITHOUT NOTICE RE-ENTER AND EXPEL TENANT FROM THE PREMISES, AND ALSO ANY PERSON HOLDING UNDER TENANT.

Any entry into and possession of the Premises by Landlord under this Article shall be without liability or responsibility to Tenant and shall not be in lieu of or in substitution for any other rights of Landlord hereunder or in law or in equity. Tenant further agrees that Landlord may file suit to recover any sums due under the terms of this Article and that no recovery of any portion due Landlord hereunder shall be any defense to any subsequent action brought for any amount not thereto- fore reduced to judgment in favor of Landlord.

Section 13.03. Defaults by Landlord. Except as otherwise provided in this Lease, Landlord shall be in default under this Lease if Landlord fails to perform any of its obligations hereunder and said failure continues for a period of thirty (30) days after written notice thereof from Tenant to Landlord (unless such failure cannot reasonably be cured within thirty (30) days and Landlord shall have commenced to cure said failure within said thirty (30) days and continues diligently to pursue the curing of the same.) If Landlord shall be in default under this Lease and, if as a consequence of such default, Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the right, title and interest of Landlord in the Building, including income derived therefrom, as the same may then be encumbered, and Landlord shall not be liable for any deficiency. In no event shall Tenant have the right to levy execution against any property of Landlord other than its interest in the Building as hereinbefore expressly provided. Tenant shall have the right to seek any remedy available to Tenant under any applicable law including a declaratory judgment or other equitable relief.

ARTICLE 14

NOTICES

All notices which Landlord or Tenant may be required, or may desire, to serve on the other shall be in writing and shall be served by nationally recognized overnight courier, addressed as follows: (i) to Landlord at the address set forth in Item 15 of the Basic Lease Provisions; and (ii) to Tenant at the address set forth in Item 15 of the Basic Lease Provisions. The addresses stated above shall be effective for all notices to the respective parties until written notice of a change of address is given pursuant to the provisions hereof.

ARTICLE 15

MISCELLANEOUS PROVISIONS

Section 15.01. Estoppel Certificate. Tenant shall, upon the request of Landlord or any mortgagee of Landlord, without additional consideration, deliver within fifteen (15) days of Landlord’s request therefore, (1) an Estoppel Certificate, consisting of statements, if true, that: (a) this Lease is in full force and effect, with rental paid through the month immediately preceding the date of such certificate; (b) This Lease has not been modified or amended; and (c) Landlord is not in default and Landlord has fully performed all of Landlord’s obligations hereunder; and (2) any such further consents and instruments of a similar nature setting forth such other information with respect to this Lease as Landlord may reasonably request or evidencing the agreement of Tenant to the mortgage or other hypothecation by Landlord of the reversionary interest of Landlord hereunder as may be reasonably requested by Landlord or any mortgagee of Landlord. Landlord shall, upon request of Tenant or any lender of Tenant, without additional consideration, within fifteen (15) days after Tenant’s request, provide an estoppel certificate to Tenant with the statements set forth in this Section 15.01 and such other statements Tenant may reasonably request.

Section 15.02. Attorney’s Fees. In the event of any legal action or proceeding brought by either party against the other arising out of this Lease, each party shall pay its own attorney’s fees and costs incurred in such action.

Section 15.03. Waiver. No waiver by Landlord of any provision of this Lease or of any breach by Tenant hereunder shall be deemed to be a waiver of any other provision hereof or of any subsequent breach by Tenant of the same or any other provision. Landlord’s consent to or approval of any act by Tenant requiring Landlord’s consent or approval shall not be deemed to render unnecessary the obtaining of Landlord’s consent to or approval of any subsequent act of Tenant. No act or thing done by Landlord or Landlord’s agents during the term of this Lease shall be deemed an acceptance of a surrender of the Premises, unless done in writing signed by Landlord. The delivery of the keys to any employee or agent of Landlord shall not operate as a termination of the Lease or a surrender of the Premises. The acceptance of any Rent by Landlord following a breach of this Lease by Tenant shall not constitute a waiver by Landlord of such breach or any other breach unless such waiver is expressly stated in writing signed by Landlord.

Section 15.04. Landlord’s Waiver. Landlord acknowledges that Tenant has requested and Landlord will deliver a Landlord’s Waiver in form reasonably satisfactory to Landlord, Tenant and Tenant’s Lender.

Section 15.05. Applicable Law. This Lease shall be governed by and construed pursuant to the laws of the Commonwealth of Pennsylvania, without regard to its conflicts of law provisions.

Section 15.06. Common Facilities. [Intentionally Omitted]

Section 15.07. Successors and Assigns. Except as otherwise provided in this Lease, all of the covenants, conditions and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

Section 15.08. Brokers. Each party represents that the only Brokers involved in the within transaction are identified in Item 13 of the Basic Lease Provisions. Landlord and Tenant agree to indemnify and hold harmless one another from and against any liability or claim, whether meritorious or not, arising in respect to broker(s) not so named.

Section 15.09. Severability. If any provision of this Lease or the application thereof to any person or circumstances shall be invalid or unenforceable to any extent, the remainder of this Lease and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

Section 15.10. Name. Tenant shall not, without the written consent of Landlord, use the name of the Building for any purpose other than as the address of the business to be conducted by Tenant in the Premises, and in no event shall Tenant acquire any rights in or to such name.

Section 15.11. Examination of Lease; Defined Terms. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution by and delivery to both Landlord and Tenant. The words “Landlord” and “Tenant” as used herein shall include the plural as well as singular. If more than one person is named as Tenant, the obligations of such persons are joint and several. The headings and titles to the articles of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

Section 15.12. Time. Time is of the essence in this Lease and in each and all of the provisions hereof.

Section 15.13. Hazardous Materials.

A. Tenant covenants that it will not release or cause to be released or permit the release of Hazardous Materials (as defined herein) in or on the Premises, the Building, the Land or the Park in violation of any Environmental Laws (as defined herein). Landlord represents that (i) it has not released or caused the release of Hazardous Materials in, on, under or from the Building or the land of which it is a part, (ii) Landlord has not received written notice from any governmental authority of any violation of any Environmental Laws, and (iii) to the best of Landlord’s knowledge, there are currently no Hazardous Substances in, on or under the Building or the land.

B. For purposes hereof, “Hazardous Materials” includes, without limit, any flammable explosives, radioactive materials, petroleum, natural gas liquids, asbestos-containing materials and PACM, lead paint or lead paint hazards, hazardous materials, hazardous wastes, hazardous or toxic substances, or any pollutant or contaminant defined as such, in or used by any federal, state or local law, ordinance, rule, regulation, standard, order or decree which relates to protection of the public health, welfare and the environment, including without limitation those relating to the storage, handling and use of chemicals and other hazardous materials, those relating to the generation, processing, treatment, storage, transport, disposal or other management of waste material of any kind and those relating to the protection of environmentally sensitive areas (“Environmental Laws”). The term “release” as used herein means depositing, spilling, leaking, pumping, pouring, emitting, erupting, discharging, injecting, escaping, leaching, dumping or disposing into the environment. Landlord represents and warrants to Tenant that to the best of its knowledge, as of the date of execution hereof, the Building is free of Hazardous Materials. In the event that the Building is found to contain Hazardous Materials in violation of the foregoing representation, then Landlord, at its sole cost and expense, shall comply with all Environmental Laws pertaining to Hazardous Substances and shall indemnify, defend and save Tenant harmless from any claims, liabilities, damages, costs and expenses incurred by Tenant in connection with the existence of such Hazardous Materials.

C. Notwithstanding this provision, in the event Tenant or Landlord becomes aware that a release or threat of release of Hazardous Materials on, onto or from the Premises has occurred, such party agrees to give timely and appropriate required regulatory notices, copying the other party.

Section 15.14. Authority. Tenant is executing this Lease as a corporation and each of the persons executing this Lease on behalf of Tenant does hereby covenant and warrant on behalf of Tenant that Tenant is a duly authorized and existing corporation, that Tenant is qualified to do business in Pennsylvania, that the corporation has full right and authority to enter into this Lease, and that each person signing on behalf of Tenant is authorized to do so. Landlord is signing this Lease as a limited partnership and each of the persons executing this Lease on behalf of Landlord is authorized to do so. Landlord does hereby covenant and warrant that it is qualified to do business in Pennsylvania, that it has the right and authority to enter into this Lease, and that each person signing on behalf of Landlord has the authority to do so.

Section 15.15. Recording. This Lease shall not be recorded. Either party, upon written request of the other, shall execute a Memorandum of this Lease in form reasonably acceptable to the parties hereto.

Section 15.16. Entire Agreement. This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease and no prior agreement; understanding or representation pertaining to any such matter shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest.

Section 15.17. Force Majeure. Time periods for Landlord’s or Tenant’s performance of their respective obligations under any of the terms and conditions of this Lease other than the payment of rent by Tenant shall be extended for periods of time during which the nonperforming party’s performance is prevented due to circumstances beyond the party’s control, including without limitation, strikes, embargoes, governmental regulations, acts of God, war or other strife.

Section 15.18. Tenant’s Obligation to Provide Financial Information. As an inducement to Landlord to extend to Tenant the within Lease, Tenant shall provide to Landlord, in advance of execution hereof and Tenant agrees to provide to Landlord, within ninety (90) days of the end of each calendar year, true, correct and complete certified copies of annual financial statements of Tenant and such other financial information as Landlord shall reasonably request. Landlord, its lender(s) and their respective agents, accountants and attorneys, shall consider and treat on a strictly confidential basis (i) any information contained in the books and records of Tenant, (ii) any copies of any books and records of Tenant, and any financial statements of Tenant which are delivered to or received by them and which are conspicuously stamped “CONFIDENTIAL”.

Section 15.19(A) – Parking. During the term hereof, Tenant shall be entitled to non-exclusive parking in the parking lot adjacent to the Building of two (2) spaces at a location to be designated by Landlord.

Section 15.19(B) - Relocation of Tenant. [Intentionally Omitted]

Section 15.19(C) - Monthly Rent. During the term hereof, Tenant shall pay Monthly Rent as follows:

MONTHLY RENT
AMOUNT	$1,000

IN WITNESS WHEREOF, the parties hereto have duly executed this Lease and have initialed the Exhibits and any Rider hereto, in four counterparts as of the day and year first above written.

LANDLORD:

AMBAR FALCON PROPERTY, L.P.

By:	/s/ Lalit Chordia
Name:	Lalit Chordia

TENANT:

THAR PHARMACEUTICALS, INC.

By:	/s/ Brian Moyer
Name:	Brian Moyer
Title:	VP, Corp. Dev.

Exhibit A

Premises

Offices 113 and 114 as outlined in red in the attached drawing.

A-1

Lease Exhibit A

Half Height Wall
See Sheet A1.4
See Sheet A1.7
See Sheet A1.5
See Sheet A1.6
See Sheet A1.7
See Sheet A1.8
Key Plan
2 Mezzanine Plan
1 Proposed Floor Plan -Revision 6-

DESMONE & ASSOCIATES ARCHITECTS

Renovations to

Ambar Falcon Property

06.15.2011

3244

Ambar Falcon Property

Comprehensive Floor Plan

A1.1

19

Exhibit B

Rules and Regulations

Tenant’s use of the Premises and the Common Areas shall be subject at all times during the Lease Term to reasonable rules and regulations adopted by Landlord not in conflict with any of the express provisions hereof governing the use of the parking areas, walls, driveways, passageways, signs, exteriors of buildings, lighting and all other appearance of the building. Upon adoption by Landlord and notice to Tenant, such rules and regulations shall become a part of the Lease as if originally contained herein and Tenant agrees to comply with all such rules and regulations. Tenant’s failure to keep and observe said rules and regulations shall constitute a breach of the terms of this Lease in the manner as if the same were contained herein as covenants.

Landlord shall not be liable to Tenant for the nonperformance by any other tenant or occupant of the Building of any of the Building rules and regulations promulgated by Landlord, but agrees to apply the rules and regulations in a reasonable and non-discriminating manner.

Tenant expressly agrees to comply with and observe the following regulations:

(1) All loading and unloading, deliveries and shipping of goods may be done at all times through the designated loading docks.

(2) Waste disposal shall be the sole responsibility of Tenant. All municipal/solid waste shall be kept in the size and kind of container specified by the Township, and shall be placed outside of the Premises prepared for collection in compliance with all applicable laws.

(3) No radio or television aerial, satellite dish or other device shall be erected on the roof or exterior walls of the Premises or the Building in which the Premises is located or on other areas of the Building, without in each instance, the written consent of Landlord.

(4) Tenant shall keep the Premises at a temperature sufficient to prevent freezing of water in pipes and fixtures.

(5) Tenant shall not place or permit any obstructions in the exterior areas immediately adjoining the Premises, including but not limited to the sidewalks in front of the Building.

(6) Tenant and Tenant’s employees shall park only in that portion of the parking area designated by Landlord for Tenant and Tenant’s employees. Upon Landlord’s written request, Tenant shall furnish Landlord with state automobile license numbers assigned to Tenant’s car or cars, and cars of Tenant’s employees within five (5) days after such request.

(7) The plumbing facilities shall not be used for any other purpose than that for which they are constructed, and no foreign substance of any kind shall be thrown therein, and the expense of any breakage, stoppage, or damage resulting from a violation of this provision shall be borne by the Tenant who shall, or whose employees, agents or invitees shall, have caused it.

(8) Tenant shall not burn any trash or garbage of any kind in or about the Premises or Building.

(9) Tenant shall not commit or suffer to be committed any waste upon the Premises or any nuisance or other act or thing which may disturb the quiet enjoyment of any other tenant in the Building.

Exhibit B

(10) Tenant shall not place a load upon any floor of the Premises that exceeds the floor load per square foot which such floor was designated to carry. Floor load is stipulated to be 75 pounds per square foot. Landlord and Tenant will determine jointly the approximate weight and the position of all heavy installations or equipment which Tenant wishes to place in the Tenant’s Premises so as to distribute properly the weight thereof. Any additional cost to support heavy installations or equipment shall be at the expense of Tenant.

B. GENERAL PROHIBITIONS: In order to insure proper use and care of the Premises and the Building, Tenant shall not:

(1) Keep animals or birds in the Premises.

(2) Use Premises as sleeping quarters.

(3) Allow any sign, advertisement or notice to be fixed to the Building, inside or outside, without Landlord’s prior written consent.

(4) Mark or defile, water closets, toilet rooms, walls, windows, doors or any other part of the Building.

(5) Place anything on the outside of the Building or place trash or other matter in or around the exterior halls of the Building.

(6) Cover or obstruct any window, skylight, door or transom that admits light, provided however Tenant, at its sole expense and upon Landlord’s prior approval, may install (and shall remove upon expiration of the Initial Term or any Renewal Term), which opaque window film on the pharmacy portion of the Premises windows only.

(7) Interfere with the heating or cooling apparatus.

(8) Use any electric heating or cooling device (other than a fan) without consent of Landlord.

(9) Manufacture any commodity or prepare or dispense any foods or beverages, tobacco, drugs, flowers or other commodities or articles without the written consent of Landlord.

(10) Give employees or other persons permission to go upon the roof of the Building without the written consent of the Landlord.

Exhibit B